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                                                                     Exhibit 2.1

                            STOCK PURCHASE AGREEMENT


This Stock Purchase Agreement (the "Agreement") dated November 23, 1999 is between Fujimi Incorporated, a Japanese corporation ("Buyer"), and SpeedFam-IPEC Inc., an Illinois corporation ("Seller").

Seller owns one thousand (1,000) shares of common stock of Fujimi Corporation, an Illinois corporation (the "Company") (the "Shares"). The Shares constitute fifty percent (50%) of the issued and outstanding capital stock of the Company. The remaining shares of the Company are owned by Buyer. Buyer desires to purchase from Seller and Seller desires to sell to Buyer all of the Shares on the terms and subject to the conditions set forth herein. The transactions contemplated in this Agreement are herein referred to as the "Purchase."

                                   ARTICLE 1.
                               PURCHASE OF SHARES

         1.1 PURCHASE OF SHARES. Subject to the terms and conditions set forth herein, at the Closing (as defined below) Seller will sell all of the Shares to Buyer and Buyer will purchase all of the Shares from Seller, the Shares constituting fifty percent (50%) of the issued and outstanding capital stock of the Company as of the Closing.

         1.2 PURCHASE PRICE. Buyer will pay to Seller for the Shares Nine Million Eight Hundred Thousand Dollars ($9,800,000) (the "Purchase Price").

         1.3 PAYMENT OF PURCHASE PRICE. Except as provided in Paragraph 5.2 below, the full Purchase Price will be paid to Seller, in cash or readily available U.S. funds, at Closing.

                                   ARTICLE 2.
                    REPRESENTATIONS AND WARRANTIES OF SELLER

As a material inducement to Buyer to enter into this Agreement and purchase the Shares, Seller represents and warrants that:

2.1 ORGANIZATION AND CORPORATE POWER. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Illinois. Seller has requisite corporate power and authority to sell the Shares to Buyer. The originals or copies of the Company's charter documents, bylaws and corporate records that have been furnished to Buyer's counsel are, to the best of Seller's knowledge, current, correct and complete.

         2.2 AUTHORIZATION. The execution, delivery and performance of this Agreement and all other agreements contemplated hereby to which Seller is a party have been duly authorized by Seller, constitute the legal, valid and binding obligation of Seller, and will be enforceable against Seller except as the enforceability thereof may be limited by the application of bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally or judicial limits on the right of specific performance.
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         2.3 NO CONFLICT WITH OTHER INSTRUMENTS OR AGREEMENTS. The execution, delivery and performance by Seller of this Agreement and all other agreements contemplated hereby to which Seller is a party will not result in a breach or violation of, or constitute a default under, its charter documents or bylaws or any material agreement to which Seller is a party or by which Seller is bound.

         2.4 GOVERNMENTAL AUTHORITIES. Other than securities related filings, Seller is not required to submit any notice, report or other filing to any governmental or regulatory authority in connection with the execution and delivery by Seller of this Agreement and the consummation of the Purchase; and no consent, approval or authorization of any governmental or regulatory authority is required to be obtained by Seller or any affiliate in connection with Seller's execution, delivery and performance of this Agreement and the consummation of the Purchase.

         2.5 LITIGATION. To the best of Seller's knowledge, there are no actions, suits, proceedings, orders, investigations or claims pending or overtly threatened against the Company or its property, either at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality; the Company is not subject to any arbitration proceeding under collective bargaining agreements or otherwise and to the best knowledge of the directors and responsible officers of Seller, there is no basis for any of the foregoing.

         2.6 COMPLIANCE WITH LAWS. To the best of Seller's knowledge, the Company is, in the conduct of its business, in compliance with all laws, statutes, ordinances, regulations, orders, judgments or decrees applicable to it, the enforcement of which, if the Company were not in compliance therewith, would have a materially adverse effect upon its business.

         2.7 BROKERAGE. There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the Purchase based on any arrangement or agreement binding upon Seller or, to the best of Seller's knowledge, upon the Company.

         2.8 DISCLOSURE. Neither this Agreement nor any document attached to this Agreement and prepared or supplied to Buyer by or on behalf of Seller with respect to the Purchase contains any untrue statement of a material fact or omits a material fact necessary to make each statement contained herein and therein, to the best of Seller's knowledge, not misleading. No responsible officer or director of Seller has intentionally concealed any fact known by such person to have a material adverse effect upon the existing or expected financial condition, operating results, assets, customer relations, employer relations or business prospects of the Company.

         2.9 KNOWLEDGE. Buyer acknowledges and agrees that for purposes of this Agreement, "Seller's knowledge" shall be defined as the actual knowledge of James N. Farley and Makoto Kouzuma

                                   ARTICLE 3.
                     REPRESENTATIONS AND WARRANTIES OF BUYER

   As material inducement to Seller to enter into this Agreement and sell the Shares, Buyer hereby represents and warrants to Seller as follows:


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         3.1 ORGANIZATION; POWER. Buyer is a corporation duly incorporated and validly existing under the laws of Japan and has all requisite corporate power and authority to enter into this Agreement and perform its obligations hereunder.

         3.2 AUTHORIZATION. The execution, delivery and performance by Buyer of this Agreement and all other agreements contemplated hereby to which Buyer is a party have been duly and validly authorized by all necessary corporate action of Buyer, and this Agreement and each such other agreement, when executed and delivered by the parties thereto, will constitute the legal, valid and binding obligation of Buyer enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency and similar statutes affecting creditors' rights generally and judicial limits on equitable remedies.

         3.3 NO CONFLICT WITH OTHER INSTRUMENTS OR AGREEMENTS. The execution, delivery and performance by Buyer of this Agreement and all other agreements contemplated hereby to which Buyer is a party will not result in a breach or violation of, or constitute a default under, its charter documents or bylaws or any material agreement to which Buyer is a party or by which Buyer is bound.

         3.4 GOVERNMENTAL AUTHORITIES. Except as set forth in Exhibit A attached hereto,

             3.4.1 Buyer is not required to submit any notice, report or other filing to any governmental or regulatory authority in connection with the execution and delivery by Buyer of this Agreement and the consummation of the Purchase; and

             3.4.2 no consent, approval or authorization of any governmental or regulatory authority is required to be obtained by Buyer or any affiliate in connection with Buyer's execution, delivery and performance of this Agreement and the consummation of the Purchase.

         3.5 LITIGATION. There are no actions, suits, proceedings or governmental investigations or inquiries pending or, to the knowledge of Buyer, threatened against Buyer or its properties, assets, operations or businesses that might delay, prevent or hinder the consummation of the Purchase.

         3.6 INVESTMENT REPRESENTATIONS.

              3.6.1 Buyer is acquiring the Shares for its own account with the present intention of holding such securities for purposes of investment, and Buyer has no present intention of selling such securities in a public distribution in violation of United States securities laws or any applicable state securities laws. During the course of the negotiation of this Agreement, Buyer has reviewed information provided to it by the Company and has had the opportunity to ask questions of and receive answers from representatives of the Company and Seller concerning the Company, the securities offered and sold hereby, and the Purchase, and to obtain certain additional information requested by Buyer. Further, Buyer is currently an owner of fifty percent (50%) of the outstanding stock of the Company and in that capacity, acknowledges that it has access to a broad range of information with respect to the Company, including its financial statements, contracts, personal property, real property and personnel matters.
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              3.6.2 Buyer understands that the Shares to be Purchased have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein.

              3.6.3 Buyer understands that the Shares cannot be resold in a transaction to which the Securities Act applies unless subsequently registered under the Securities Act or an exemption from such registration is available. Buyer is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions.

              3.6.4 Buyer understands that no public market now exists for any of the securities issued by the Company and it is uncertain that a public market will ever exist for the Shares.

              3.6.5 Buyer understands that the certificates for the Shares will bear the following legend:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

         3.7 EMPLOYMENT REPRESENTATIONS. Buyer will use reasonable efforts to keep as employees of the Company all individuals employed by the Company at Closing, but Seller acknowledges that for practical business reasons, Buyer makes no further guarantees or promises in this regard.

         3.8 BROKERAGE. There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the purchase based on any arrangement or agreement entered into by Buyer and binding upon Seller.

                                   ARTICLE 4.
                               RELATED AGREEMENTS

         4.1 CONFIDENTIALITY AGREEMENT. At Closing Buyer and Seller will enter into a Confidentiality Agreement in the form attached hereto as Exhibit B.

         4.2 NO-HIRE AGREEMENTS. At Closing Buyer and Seller will enter into No-Hire Agreements in the forms attached hereto as Exhibit C-1 and C-2.
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                                   ARTICLE 5.
                                     ESCROW

To the best of Buyer's and Seller's knowledge, the Company does not have any liability or obligation (whether absolute, accrued, contingent or other, and whether due or to become due) that is not accrued, reserved against or disclosed in the audited balance sheet of the Company as at December 31, 1998 and/or unaudited balance sheet as at June 30, 1999, other than liabilities incurred in the ordinary course of business consistent with past practices of the Company, which individually do not exceed Twenty-Five Thousand Dollars ($25,000) per liability or obligation. Buyer and Seller acknowledge, however, the possibility that unknown liabilities or obligations may exist or arise that could affect the value of the Shares had such liabilities or obligations been known to Buyer and the Seller at the time of Closing. To protect against such unknown liabilities and obligations:

         5.1 ESCROW. There shall be established at Closing an Escrow pursuant to the terms of an Escrow Agreement in the form attached hereto as Exhibit D.

         5.2 ESCROW FUNDING. Of the purchase price to be paid at Closing, the sum of Five Hundred Thousand Dollars ($500,000) shall be paid into the Escrow established pursuant to the Escrow Agreement, to be held by the Escrow Agent and paid or distributed, as the case may be, as provided in the Escrow Agreement.

         5.3 LIMITATION ON LIABILITY. Buyer acknowledges and agrees that Seller's liability for the unknown obligations or liabilities described in this
Article 5 shall be limited to the funds placed in the Escrow.

                                   ARTICLE 6.
                CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER

Each and every obligation of Buyer under this Agreement is subject to the satisfaction, at or before the Closing, of each of the following conditions:

         6.1 REPRESENTATIONS AND WARRANTIES: PERFORMANCE. Each of the representations and warranties made by Seller herein will be true and correct in all material respects as of the Closing except for changes contemplated, permitted or required by this Agreement. Seller will have performed and complied with all agreements, covenants and conditions required by this Agreement to be performed and complied with prior to the Closing, and Buyer will have received, at the Closing, a certificate of Seller, signed by the Chairman of Seller, stating that each of the representations and warranties made by the Seller herein is true and correct in all material respects as of the Closing except for changes contemplated, permitted or required by this Agreement and that Seller has performed and complied with all agreements, covenants and conditions required by this Agreement to be performed and complied with by it prior to the Closing.

         6.2 CORPORATE ACTION. Seller will have furnished to Buyer:

              6.2.1 the corporate charter and all amendments thereto and restatements thereof of the Company;
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              6.2.2 the current bylaws and minutes of all meetings and consents of shareholders and directors of the Company;

              6.2.3 each certificate of qualification to do business as a foreign corporation of the Company;

              6.2.4 all stock transaction records of the Company;

              6.2.5 a copy, certified by the secretary or an assistant secretary of Seller, of the resolutions of the parent company of the Seller authorizing the execution, delivery and performance of this Agreement, the Confidentiality Agreement, the No-Hire Agreements, and the Escrow Agreement; and

              6.2.6 resignations of all employees of Seller who are officers or directors of the Company or trustees of the Company's Employees' Savings and Profit Sharing Trust.

                                   ARTICLE 7.
                CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER

Each and every obligation of Seller under this Agreement is subject to the satisfaction, at or before the Closing, of each of the following conditions:

         7.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE. Each of the representations and warranties made by Buyer herein will be true and correct in all material respects as of the Closing; Buyer will have performed and complied with all agreements, covenants and conditions required to be performed and complied by it prior to the Closing; and Seller will have received, a certificate of Buyer, signed by the Chairman of Buyer, stating that each of the representations and warranties made by Buyer herein is true and correct in all material respects as of the Closing.

         7.2 CORPORATE ACTION. Buyer will have furnished to Seller a copy, certified by the Chairman of Buyer, of the resolutions of Buyer authorizing the execution, delivery and performance of this Agreement, the Confidentiality Agreement, the No-Hire Agreements and the Escrow Agreement.

                                   ARTICLE 8.
                                  MISCELLANEOUS

         8.1 BINDING EFFECT. This Agreement shall be binding on and inure to the benefit of the parties and their successors and assigns.

         8.2 NOTICES. Any notice or other communication required or permitted to be given under this Agreement shall be in writing and shall be mailed by certified mail, return receipt requested, postage prepaid, addressed to the parties as follows:



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                  SELLER:      Mr. James N. Farley
                               Co-Chairman of the Board
                               SpeedFam - IPEC Inc.
                               305 N. 54th Street
                               Chandler, AZ 85226-2416

                  BUYER:       Mr. I. Koshiyama
                               Chairman
                               Fujimi Incorporated
                               1-1 Chiryo-2, Nishibiwajima-cho
                               Aichi Pref. 452-8502, Japan

Such notice or other communication shall be deemed to be given at the expiration of the fifth day after the date of the deposit in the United States mail. The addresses to which notices or other communications shall be mailed may be changed from time to time by giving written notice to the other party as provided in this Section 8.2.

         8.3 ATTORNEYS' FEES. If any suit or action is filed by any party to enforce this Agreement or otherwise with respect to the subject matter of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees incurred in preparation or in prosecution or defense of such suit or action as fixed by the trial court, and if any appeal is taken from the decision of the trial court, reasonable attorneys' fees as fixed by the appellate court.

         8.4 AMENDMENTS. This Agreement may be amended only by an instrument in writing executed by all the parties.

         8.5 HEADINGS. The headings used in this Agreement are solely for convenience of reference, are not part of this Agreement, and are not to be considered in construing or interpreting this Agreement.

         8.6 ENTIRE AGREEMENT. This Agreement (including the exhibits) sets forth the entire understanding of the parties with respect to the subject matter of this Agreement and supersedes any and all prior understandings and agreements, whether written or oral, between the parties with respect to such subject matter.

         8.7 SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable in any respect for any reason, the validity and enforceability of any such provision in any other respect and of the remaining provisions of this Agreement shall not be in any way impaired.

         8.8 WAIVER. A provision of this Agreement may be waived only by a written instrument executed by the party waiving compliance. No waiver of any provision of this Agreement shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. Failure to enforce any provision of this Agreement shall not operate as a waiver of such provision or any other provision.


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         8.9 TIME OF THE ESSENCE. Time is of the essence for each and every provision of this Agreement, including all exhibits hereto.

         8.10 EXHIBITS. The exhibits referenced in this Agreement are a part of this Agreement as if fully set forth in this Agreement.

         8.11 VENUE. This Agreement has been made entirely within the State of Illinois This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois If any suit or action is filed by any party to enforce this Agreement or otherwise with respect to the subject matter of this Agreement, venue shall be in the federal or state courts in Cook County, Illinois.


                              FUJIMI INCORPORATED, Buyer


                              By:  /s/
                                      ----------------------
                                       I. Koshiyama, Chairman



                              SPEEDFAM-IPEC, INC., Seller


                              By:  /s/
                                      ----------------------
                                       James N. Farley, Co-Chairman


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                                    EXHIBIT A

                           APPROVALS AND NOTIFICATIONS



1. Post-transaction notice to Ministry of Finance within twenty (20) days of Closing.